UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2026

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 N Gould Street, Suite 61963

Sheridan, Wyoming 82801

(Address of principal executive offices) (zip code)

(646) 202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of George Furlan as Director and Interim Chief Executive Officer. On April 24, 2026, during a telephonic discussion with members of the Board of Directors (the “Board”) of Sentient Brands Holdings Inc. (the “Company”), George Furlan informed the Board of his resignation, effective April 24, 2026, from his positions as Interim Chief Executive Officer of the Company and as a member of the Board. On April 29, 2026, the Company received Mr. Furlan’s written notice confirming his resignation. On May 1st, 2026, the Board accepted his resignation, effective as of April 24, 2026.

Mr. Furlan’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Compensatory Arrangements – Outgoing Officer. In connection with Mr. Furlan’s separation from service, the Company is reviewing the compensation that may be owed to Mr. Furlan for the year ended December 31, 2025, and the quarter ended March 31, 2026, in accordance with the Company’s prior disclosures and the terms of any applicable compensation plan or arrangement. The Company has not entered into a separation, severance, release, or other settlement agreement with Mr. Furlan as of the date of this Current Report on Form 8-K. To the extent the material terms of any such arrangement are determined, the Company will file an amendment to this Current Report on Form 8-K within four business days following such determination, as required by Instruction 2 to Item 5.02 of Form 8-K.

Director Vacancy and Status of Interim Chief Executive Officer Position. Following Mr. Furlan’s resignation, the Board consists of Eric Bruns, who serves as Chairman of the Board, and Dionne Harvey Pendleton. The Board intends to consider the appointment of a new director to fill the vacancy created by Mr. Furlan’s resignation in due course. The Board is conducting a search for a permanent or interim Chief Executive Officer and will report any appointment in a subsequent Current Report on Form 8-K, as and when required by Item 5.02 of Form 8-K.

Designation of Acting Principal Executive Officer. Effective May 1, 2026, and until such time as a new Chief Executive Officer is appointed, the Board designated Serge Knazev to serve as the Company’s acting principal executive officer for purposes of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including the execution of certifications, attestations and other documents required to be signed by the principal executive officer in connection with the Company’s periodic and current reports filed under the Exchange Act. Mr. Knazev has served as the Company’s President and Chief Operating Officer since January 1, 2026. Additional information regarding Mr. Knazev’s business experience is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s leadership transition and future operations. These statements are based on current expectations, estimates, and projections about the Company’s business and industry, management’s beliefs, and certain assumptions made by management, and involve risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include, without limitation, the Company’s ability to identify and appoint a new Chief Executive Officer and additional director, to retain key personnel, and to execute its business strategy, as well as general economic and market conditions. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect future events or circumstances, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: May 4, 2026	By:	/s/ Serge Knazev
Serge Knazev
President, Chief Operating Officer, and Acting Principal Executive Officer